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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (j.1)

                  ASSIGNMENT OF ACCOUNTS AND SECURITY AGREEMENT

         THIS ASSIGNMENT OF ACCOUNTS AND SECURITY AGREEMENT is made as of December 21, 2001 by and between Mobility Concepts, Inc., a Wisconsin corporation, ("Seller") and Spectrum Commercial Services Company, Two AppleTree Square, Suite 415, Bloomington, MN 55425 ("Purchaser").

1. Definitions: The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

                  "Account" - means any right to payment of the net amount due from a customer for sales of goods or performance of services to such customer whether performed or yet to be performed.

                  "Accounts Schedule" - a form supplied by Purchaser from time to time wherein Seller lists such of its Account as it requests that Purchaser purchase under the terms of this Agreement.

                  "Collateral" - any collateral now or hereafter described in any form UCC-1 filed against Seller naming Purchaser as the secured party, and all of Seller's right, title and interest in and to the following property, now owned and hereafter acquired or arising:

                  All accounts (including, but not limited to, accounts purchased by Purchaser hereunder and repurchased by Seller), chattel paper, general intangibles, including, but not limited to, tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists, licenses, documents, instruments, deposit accounts, certificates of deposit, and all rights of Seller as a seller of goods, including rights of reclamation, replevin and stoppage in transit;

                  All goods, including, but not limited to the following:

                  All inventory, wherever located;

                  All equipment and fixtures, wherever located, and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto; and

                  All book and records relating to all of the foregoing property and interests in property, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Seller, any computer service bureau or other third party;

                  All investment property; and

                  All proceeds of the foregoing, including, but not limited to, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

                  "Commitment Amount" - Three Million Dollars ($3,000,000) in gross invoice purchases.

                  "Eligible Account" - an Account which is acceptable for purchase as determined by Purchaser in the exercise of its sole credit or business judgment.

                  "Events of Default" - See Section 12.1.

                  "High Month" - Any month(s) where, prior to the start of such month(s), Seller notifies Purchaser in writing that such month will be considered a "High Month".

                  "Initial Fee" - the Initial Fee Percent multiplied by the original Face Amount of each Purchased Amount multiplied by the lesser of (i) the number of days the Purchased Amount remains unpaid; or (ii) thirty (30) days.

                  "Initial Fee Percent - Low Month" - .0584% per calendar day.

                  "Initial Fee Percent - High Month" - .050% per calendar day.

                  "Late Charge Percent - Low Month" - .0584% per calendar day.

                  "Late Charge Percent - High Month" - .050% per calendar day.

                  "Late Charge" - The Late Charge Percent multiplied by the original Face Amount of each Purchased Amount for every calendar day (or portion thereof) which occurs after the Late Payment Date.

                  "Late Payment Date" - the date which is 30 days from the date on which a Purchased Account was created.

                  "Low Month" - Any month(s) where, prior to the start of such month(s), Seller HAS NOT notified Purchaser in writing that such month will be considered a "High Month".

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                  "Minimum Monthly Fee" - $12,250 for each whole or partial Low
Month and $26,250 for each whole or partial High Month that this agreement is in force.

                  "Misdirected Payment Fee" - fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next banking day following the date of receipt by Seller.

                  "Notation" - "This account has been assigned and is payable directly to SPECTRUM Commercial Services Company located at Two AppleTree Square, #415, Bloomington, MN 55425, to whom notice of any claim or dispute must be advised, either in writing or by telephone (952-876-8222)".

                  "Obligations" - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to this agreement, letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, Late Charges, Initial Fees, Service Charges, expenses, attorneys' fees and accountants' fees chargeable to Seller or incurred by Purchaser in connection with this Agreement and/or the transaction(s) related thereto;

                  "Parties" - Seller and Purchaser.

                  "Purchase Price" - the Face Amount, less (i) without duplication, discounts, returns, credits or allowances of any nature at any time issued, owing, granted or outstanding, and (ii) the Initial Fee.

                  "Purchased Accounts" - Accounts purchased hereunder which have not been Repurchased.

                  "Repurchased" - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount upon demand by Purchaser under the terms hereof.

                  "Required Reserve Amount" - the Reserve Percentage multiplied by the unpaid balance of the Purchased Accounts.

                  "Reserve Percentage" - Twenty percent (20%).

                  "Reserve Shortfall" - the amount by which the Reserve Account is less than the Required Reserve Amount.

                  "Reserve Shortfall Charge" - the Late Charge Percent converted to a daily charge (if appropriate), multiplied by a factor of two, and again multiplied by the Reserve Shortfall for every day during which the Reserve Shortfall is outstanding.

                  "Seller's Accounts" - any demand deposit account maintained by Seller.

                  "Selling Term" - Thirty (30) days, representing the number of days from the date on which a Purchased Account was created.

                  "Service Charge" - 50c. per purchased invoice.

                  "Service Charge Percent" - Not applicable

2.       Sale; Purchase Price; Billing; Reserve.

         2.1      Assignment and Sale.

                  2.1.1 Seller shall sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as are listed from time to time on Accounts Schedule.

                  2.1.2 Each Accounts Schedule shall be accompanied by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.

                  2.1.3 Purchaser may purchase from Seller such Accounts as Purchaser determined to be an Eligible Account, so long as the total outstanding Face Amount of Purchased Accounts does not exceed the Commitment Amount both before and after such purchase. However, Purchaser reserves the absolute right not to purchase any or all accounts or account schedules including the right to cease all future such purchases in its sole discretion.

                  2.1.4 Purchaser shall pay the Purchase Price, less the Required Reserve Amount, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Section 2.3.2 hereof, of any Purchased Amount, to Seller's Account within two (2) business days of Seller's receipt of an Accounts Schedule, countersigned by Purchaser, whereupon the Accounts shall be deemed purchased hereunder.

                  2.1.5 The sale of the Accounts to Purchaser and Purchaser's ownership

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                           thereof will be properly reflected on Sellers books.

         2.2 Billing. Purchaser may at any time send a statement to any or all Account Debtors itemizing their account activity during the preceding billing period. All Account Debtors will be instructed to make payment to Purchaser.

         2.3      Reserve Account.

                  2.3.1 Purchaser may apply a portion of any Purchase Price to the Reserve Account in the amount of the Reserve Shortfall.

                  2.3.2 Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

                  2.3.3 On Wednesday of each week, absent an event of default, Purchaser shall pay to Seller an amount by which collected funds in the Reserve Account are greater than the Required Reserve Amount.

                  2.3.4 Purchaser may charge the Reserve Account with any Obligation, including any amounts due from Seller to Purchaser hereunder.

                  2.3.5 Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

3.       Fees. Seller shall pay to Purchaser:

         3.1      Service Charge. The Service Charge upon its accrual

         3.2 Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual.

         3.3 Minimum Monthly Fee. Any amount by which the sum of the Initial Fee and the Service Charge earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, to be paid on the first day of the following month.

         3.4      Initial Fee. The Initial Fee.

         3.5      Late Charge and Reserve Shortfall.

                  3.5.1    The Late Charge; and

                  3.5.2    The Reserve Shortfall Charge.

         3.6 Origination Fee. As an origination fee, $10,000 upon execution hereof as well as reimbursement of Purchaser's out of pocket expenses incurred in the consideration and consummation of this Agreement.

4.       Repurchase of Accounts:

         4.1 Purchaser may require that Seller repurchase, by payment of the unpaid Face Amount thereof together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser's option, by Purchaser's charge to the Reserve
                  Account:

                  4.1.1 any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

                  4.1.2 any Purchased Account upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and

                  4.1.3 any goods billed to an account under Purchased Account either rejected or returned or recovered by Seller.

                  4.1.4 any Purchased Account which remains unpaid 60 days beyond the Late Payment Date.

                  4.1.5 any Purchased Account found at any time to be ineligible.

         4.2 The repurchase of a Purchased Account shall not constitute a reassignment of such Account, and a security interest therein shall remain in the Purchaser.



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5.       Security Interest.

         5.1 As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in, and right of setoff with respect to, the Collateral. All collateral shall secure payment and performance of Seller's obligations at any time owing to Purchaser whether arising under this agreement or any other.

         5.2 Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

6. Clearance Days. For all purposes under this Agreement, zero (0) business days will be added to the date on which any payment is received by Purchaser to provide for the collection and clearance of checks and other instruments deposited.

7.       Authorization to Purchaser.

         7.1 Seller hereby irrevocably authorizes Purchaser and any designee of Purchaser, at Seller's sole expense, to exercise at any time in Purchaser's or such designee's discretion all or any of the following powers until all of the Obligations have been paid in full: (a) receive, take, verify, endorse, assign, deliver, accept and deposit, in the name of the Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor, without affecting any of the Obligations, (e) execute in the name of Seller and file against Seller in favor of Purchaser financing statements or amendments with respect to the Collateral and any Internal Revenue Service Form 8821 authorizing the Service to direct copies of any notices to Purchaser, and (f) pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charges shall accrue and shall be due and payable.

         7.2 Seller hereby releases and exculpates Purchaser, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages.

8.       Covenants by Seller.

         8.1 Seller warrants that all Purchased Accounts are and, at the time of assignment to Purchaser, will be bona fide and existing obligations of customers arising out of the sale of goods and/or the provision of services in the ordinary course of business, free and clear of all setoffs, liens, security interests and encumbrances.

         8.2 After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deduction, return authorizations or the like with respect to any of the accounts or any such other Collateral.

         8.3 From time to time as requested by Purchaser, at the sole expense of Seller,



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                  Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

         8.4 ANY REMITTANCE OR PAYMENT MADE TO SELLER BY AN ACCOUNT DEBTOR ON WHICH AN ACCOUNT HAS BEEN ASSIGNED TO PURCHASER, SHALL BE HELD IN TRUST AS PURCHASER'S PROPERTY AND SELLER PROMISES AND COVENANTS TO IMMEDIATELY DELIVER SAME TO PURCHASER UNCASHED. THIS INCLUDES PAYMENTS ON INVOICES WHICH MAY NOT HAVE BEEN ASSIGNED (FACTORED) BUT ARE NEVERTHELESS FROM AN ACCOUNT DEBTOR FOR WHICH OTHER INVOICES HAVE BEEN ASSIGNED (FACTORED). Seller grants to Purchaser power of attorney to endorse Seller's name on any and all remittances.

         8.5 Before sending any invoice evidencing an Account to the account debtor, Seller shall mark same with the Notation, or such other notation as Purchaser shall have advised Seller in writing.

         8.6 Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require, and further, upon Purchaser's request, Seller shall execute and/or authorize all financing statements and an Internal Revenue Service Form 8821 (authorizing the Service to send copies of notices to Purchaser).

         8.7 Seller shall not, without the prior written consent of Purchaser suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of its assets, whether now owned or hereafter acquired.

         8.8 Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion. Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, lender loss payable endorsements (or their equivalent) in favor of Purchaser. All policies of insurance shall provide for not less than thirty (30) days prior written cancellation notice to Purchaser.

         8.9 The net amount on any Purchased Account shall be legally owing by such customer, and payment by the customer accordingly to the terms of the invoice including, without limitation, payment with any applicable late fee, penalty, charge or interest, shall not violate any federal, state or local law, statute, rule or regulation.

         8.10 Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee pursuant to Section 3.2 hereof, Seller shall deliver in kind to Purchaser on the next banking day following the date of receipt by Seller of the amount of any payment on account of a Purchased Account.

         8.11 Seller represents that the seller's principal place of business is located at 1840 Centre Point Drive, Naperville, IL 60563. If Seller is a corporation or other entity, its State of incorporation or organization is Wisconsin.

9. Account Disputes. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. However, Seller shall not, without Purchaser's prior written consent, compromise or adjust any Purchased Account or grant any additional discounts, allowances or credits thereon. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default Purchaser may



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         Resolve such issues with respect to any Account of Seller.

10. Perfection of Security Interest. Seller shall execute and deliver to Purchaser such documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as Purchaser may request from time to time in order to evidence and perfect its security interest in any collateral securing the Obligations.

11.      Representation and Warranty. Seller represents and warrants that:

         11.1 it is fully authorized to enter into this Agreement and to perform hereunder;

         11.2 this Agreement constitutes its legal, valid and binding obligation; and

         11.3 Seller is solvent and in good standing in the State of its organization.

12.      Default.

         12.1 Events of Default. The following events will constitute an Event of Default hereunder: (i) Seller defaults in the payment of any Obligations or a default occurs under the terms of any other agreement between Seller and Purchaser, (ii) Seller or any guarantor of the Obligations becomes subject to any debtor-relief, bankruptcy or reorganization proceedings, (iii) any such guarantor fails to perform or observe any of such guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (iv) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations.

         12.2     Effect of Default.

                  12.2.1 Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

                  12.2.2 The Late Charges shall accrue and be payable on demand on any Obligation not paid when due.

13. Indemnity. Seller hereby agrees to protect, indemnify and hold harmless Purchaser and all its directors, officers, employees and agent from and against any and all (i) claims, demand and causes of action of any nature whatsoever brought by any third party and arising from or related to this agreement, (ii) costs and expenses related to such defense including without limitation, reasonable attorneys fee and
         (iii) liabilities, judgments, settlements, penalties an assessments arising from such claims and demands. This indemnity shall survive termination of this agreement.

14. Termination; Effective Date. This Agreement will be effective when accepted by Purchaser, will continue in full force and effect for six months thereafter, and shall be further extended for an additional 6 months automatically unless Seller shall have given Purchaser written notice of its intention to terminate at least thirty days prior to each such anniversary, whereupon this Agreement shall terminate on said anniversary. Upon termination Seller shall pay the Obligations to Purchaser, and Purchaser may not purchase any further Accounts from Seller. Should the effective date of termination occur after June 21, 2002, and should the Obligations be paid completely from funds borrowed from a commercial bank, then no prepayment charge shall be due or payable.

15. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

16. No Lien Termination Without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form reasonably satisfactory to Purchaser.

17. Severability. In the event any one or more of the provisions contained in this Agreement, is held to be invalid, illegal or unenforceable in any respect, then


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         such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. Relationship of Parties. The relationship of the parties hereto shall be that of Seller and Purchaser of accounts, and neither party is or shall be deemed a fiduciary of or to the other.

19.      Attorneys Fees. Seller agrees to reimburse Purchaser on demand for:

                  19.1.1 All of Purchaser's costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in the enforcement or collection of this agreement or any Obligation including, but not limited to: Purchaser's actual costs of enforcement or collection.

                  19.1.2 Purchaser's attorneys' fees and costs and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Seller is a party and which relates to this agreement or other Obligation;

         19.2 Purchaser's costs and attorney's fees shall include costs and expenses which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic say, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller' plan thereunder.

20. Entire Agreement. This Agreement supersedes all prior or contemporaneous agreement and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

21. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Minnesota.

22. Jury Trial Waiver. In Recognition of the higher costs and delay which may result from a jury trial, the parties hereto waive any right to trail by jury of any claim, demand, action or cause of action (a) arising hereunder, or (b) in any way connected with or related or incidental to the dealing of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

23. Venue: Jurisdiction. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Purchaser so elects, be instituted in the United State District Court for the District of Minnesota or any court of the State of Minnesota located in Minnesota (the "Acceptance Forums"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of Minnesota or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

24. Notice. All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of:

                  Deposit thereof in a receptacle under the control of the United States Postal Service;

                  Transmittal by electronic means to a receiver under the control of such party; or

                  Actual receipt by such party or an employee or agent of such party.

         All notices required to be given to Purchaser hereunder shall be deemed given upon actual receipt by a responsible officer of Purchaser. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

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         SELLER:          MOBILITY CONCEPTS, INC.

         ADDRESS:         1840 Centre Point Road
                          Naperville, IL 60563

         OFFICER:         Timothy Ells
                          William Kelly

         FAX NUMBER:      630-955-9756

         PURCHASER        SPECTRUM COMMERCIAL SERVICES COMPANY

         ADDRESS:         Two AppleTree Square, Suite 415
                          Bloomington, MN 55425

         OFFICER:         Brian J. Van Nevel

         FAX NUMBER:      952-876-8230

                            (continued on next page)




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

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

Seller:                                     Purchaser:
MOBILITY CONCEPTS, INC.                     SPECTRUM COMMERCIAL SERVICES COMPANY


      By:                                         By
         -----------------------------              ----------------------------

      Name:                                       Name
           ---------------------------                --------------------------

      Title:                                      Title
            --------------------------                 -------------------------


                            CERTIFICATE OF AUTHORITY

         I, William D. Kelly, do hereby certify that I am Secretary of the "Seller" named above, that the following is a true and correct copy of resolutions duly adopted by the corporation's board of directors, and that said resolutions are now in full force and effect:

         RESOLVED, that all of the officers and other agents of the corporation, be and each of them are hereby authorized: (i) To borrow money, factor or sell accounts receivable and obtain other credit or financial accommodations, in any amount, from SPECTRUM Commercial Services Company ("Purchaser") for and on behalf of the corporation; (ii) To sign, execute and deliver loan, assignment of accounts and security agreement, other credit, factoring, or security agreements, promissory notes, or other evidences of indebtedness therefor, or in renewal thereof, in such amounts, for such time, at such rates of discount or interest and upon such terms as such officer or agent may see fit; (iii) To discount, sell, assign, transfer, mortgage, or pledge to Purchaser or create security interests in, the real property, goods, instruments, documents of title, securities, chattel paper, accounts, purchase orders, equipment, investment property, inventory, contract rights or other general intangibles or any other property now or hereafter owned by the corporation, either absolutely, or with or without recourse, for such consideration as such officers or agents may deem to be appropriate or as security for the payment or performance of any debts, liabilities or obligations owed to Purchaser; (iv) To do such other acts and things, make such other agreements and execute and deliver such other documents, as such officer or agent may deem to be appropriate in connection with any of the foregoing.

         IN WITNESS WHEREOF, I have hereunto subscribed my name on behalf of said corporation this 21st day of December, 2001.



                                                      , Corporate Secretary
                           ---------------------------



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